UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
_________________

WASHINGTON, D.C.   20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

MAY 11, 2015

EMPIRE PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-16653	73-1238709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

165 S. Union Blvd., Union Tower, Suite 360, Lakewood, CO	80228
(Address of principal executive offices)	(Zip Code)

(720) 627-5671
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 11, 2015, Empire Petroleum Corporation (the “Company”) entered into an Option to Acquire Oil & Gas Leases (the “Lease Option Agreement”) with Dennis Anderson and Stan Anderson (collectively, the “Anderson Brothers”).  The Lease Option Agreement has an effective date of April 30, 2015.  Pursuant to the Lease Option Agreement, the Company acquired the sole and exclusive option for a period of two years to enter into one or more oil and gas leases with respect to any mineral interests owned by the Anderson Brothers within an area of mutual interest located in the County of Adams in the State of North Dakota and the Counties of Harding and Perkins in the State of South Dakota (the “Area of Mutual Interest”).  The Lease Option Agreement covers approximately 10,000 gross leasable acres.

As the initial consideration under the Lease Option Agreement, the Company granted to the Anderson Brothers options to acquire an aggregate of 250,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at exercise price of $0.25 per share for a period of two years from the effective date of the Lease Option Agreement.  In addition, under the Lease Option Agreement, the Anderson Brothers have the right to be issued additional options to acquire shares of Common Stock at an exercise price of $0.25 per share upon assisting the Company securing additional oil and gas leases or options to acquire oil and gas leases within the Area of Mutual Interest.

The foregoing summary of the Lease Option Agreement is qualified in its entirety by reference to the full terms and conditions of such agreement, a copy of which is included as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As discussed above, as the initial consideration under the Lease Option Agreement, the Company granted to the Anderson Brothers options to acquire an aggregate of 250,000 shares of the Company’s common stock, par value $0.001 per share, at an exercise price of $0.25 per share for a period of two years from the effective date of the Lease Option Agreement.  The material terms and conditions applicable to such options are set forth in the form of the stock option agreement included as an exhibit to this Current Report on Form 8-K.

The offers and sales related to the securities described above were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption from the registration requirements of that act provided by section 4(2) thereof.  Each of the investors that acquired the securities described above is a sophisticated investor with the experience and expertise to evaluate the merits and risks of an investment in the Company’s securities and the financial means to bear the risks of such an investment. In addition, each investor was provided access to all of the material information regarding the Company that such investor would have received if the offer and sale of the securities had been registered.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Option to Acquire Oil & Gas Leases effective as of April 30, 2015

4.1	Form of Stock Option Agreement (incorporated by reference to Exhibit 4.1 of the Company’s current report on Form 8-K dated April 23, 2015 filed with the SEC on April 28, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION

Date: May 11, 2015	By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President

EXHIBIT INDEX

Exhibit No.	Description

2.1	Option to Acquire Oil & Gas Leases effective as of April 30, 2015

4.1	Form of Stock Option Agreement (incorporated by reference to Exhibit 4.1 of the Company’s current report on Form 8-K dated April 23, 2015 filed with the SEC on April 28, 2015)